United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2019

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number,

including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 13, 2019, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, are as follows:

Proposal 1. The nominees for election as Class A Director and Class B Director were elected to serve until the 2022 and 2021 Annual Meetings of Stockholders, respectively, and until his successor has been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the director was as follows:

DIRECTOR	FOR	WITHHELD	ABSTENTIONS AND BROKER NON-VOTE

Keith Grimes (Class A)	23,877,927	0	31,985,571
Stephen Hartzell (Class B)	23,892,084	0	31,971,414

Proposal 2. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
53,643,933	800	2,218,765

Proposal 3. The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
21,840,536	1,706,944	34,316,018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 17, 2019

	By:	/s/ James Schoonover
	Name:	James Schoonover
	Title:	Chief Executive Officer